Exhibit 5.1

Our Ref: 242384:PAG

26 January 2026

Mixed Martial Arts Limited [ACN 163 057 565] (Company)

Level 1, Suite 1, 29-33 The Corso

MANLY, NEW SOUTH WALES, 2095

RE:	AUSTRALIAN LEGAL OPINION F-3 REGISTRATION STATEMENT

To the Board,

1	Background

1.1	We are lawyers qualified to practice law in the Commonwealth of Australia.

1.2	We have acted as counsel to the Company to provide this legal opinion in connection with the Company’s registration statement on Form F-3, to which this opinion letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the Registration Statement) to be filed by the Company with the United States Securities and Exchange Commission (the SEC) on or about the date hereof pursuant to the United States Securities Act of 1933, as amended (the Securities Act).

1.3	The Registration Statement relates to the proposed issuance and sale by the Company from time to time of a currently indeterminate number of:

(a)	ordinary shares in the Company (Shares);

(b)	preferred shares (Preferred Shares)

(c)	debt securities (the Debt Securities);

(d)	warrants to purchase Shares, Preferred Shares and/or Debt Securities (Warrants);

(e)	rights to purchase Shares, Preferred Shares and/or Debt Securities (the Rights); and

(f)	units consisting of one or more Share. Preferred Share, Debt Securities, and/or Warrants (the Units);

as may from time to time be offered and sold at currently indeterminate prices by the Company pursuant to the Registration Statement with the aggregate offering price not to exceed US$50,000,000.

Mixed Martial Arts Group Limited	-2-	26 January 2026

1.4	The Registration Statement also relates to the proposed issuance of up to 4,628,570 Shares upon conversion of existing Series A Preferred Shares and exercise of existing warrants held by Dominari Securities LLC (collectively, the Resale Shares).

1.5	We note that the Registration Statement includes:

(a)	a base prospectus relating to the securities/rights referred to in paragraph 1.3 of this letter (the Base Prospectus) which may be supplemented in the future by one or more prospectus supplements; and

(b)	a resale prospectus relating to the securities referred to in paragraph 1.4 of this letter (Resale Prospectus)

2	Examination and Enquiries

2.1	For the purpose of giving this opinion letter, we have examined:

(a)	the Registration Statement;

(b)	the Company’s Constitution;

(c)	written resolutions of the board of directors of the Company passed on 15 January 2026 which resolved, among other things, to approve the filing of the Registration Statement with the Securities and Exchange Commission (Board Resolution).

2.2	For the purpose of giving this opinion letter we have, on 16 January 2026 (at 7.47am, Melbourne Australia time), made an online search of the register kept by the Australian Securities and Investments Commission in respect of the Company for the purposes of identifying whether (i) the Company is subject to any notified formal insolvency proceedings, and (ii) any applications or orders have been registered by the Registrar for the dissolution or strike-off of the Company (the Company Search).

3	Assumptions

3.1	In giving this opinion we have assumed, without further verification, the completeness and accuracy of all documentation that we have reviewed. We have also relied upon the following assumptions, which we have not independently verified:

(a)	copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(b)	all signatures, initials, stamps, and seals are genuine;

(c)	that each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom he or she claims to be and holds the office he or she claims to hold;

(d)	the accuracy and completeness of all factual representations expressed in or implied by the documents we have examined;

Mixed Martial Arts Group Limited	-3-	26 January 2026

(e)	that all public records of the Company which we have examined are accurate and that the information disclosed by the Company Search is true and complete and that such information has not since then been altered;

(f)	the Registration Statement, as finally amended, has become effective under the Securities Act and such effectiveness shall not be terminated or rescinded;

(g)	the Shares will be sold or issued in accordance with a duly authorised, executed and delivered sales or similar agreement or pursuant to valid notices of exercise in the case of the Shares the subject of the Resale Prospectus;

(h)	the terms of the rights which may be convertible to Shares under any of the Preferred Shares, Debt Securities, Warrants, Rights or Units (those rights and securities together, and for the avoidance of doubt including the Preferred Shares, described herein as the Rights to Shares) will comply with the Constitution of the Company and the Australian Corporations Act 2001 (Cth) (Corporations Act) when and if agreed, this may include requirements to seek shareholder approvals in particular in respect of any Preferred Shares;

(i)	an appropriate prospectus supplement with respect to each of: (i) the Shares the subject of the Base Prospectus; and (ii) the Rights to Shares, will (if required) be prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder prior to the allotment and/or issue of any such Shares or Rights to Shares;

(j)	that the choice of laws by which the Rights to Shares are expressed to be governed is or will be valid under the chosen laws;

(k)

the Directors of the Company, including any pricing committee or other appropriate committee appointed thereby, and appropriate officers of the Company have, or will at the appropriate time, take all necessary corporate action to approve the allotment and issue of the Shares, the Rights to Shares and related matters;

(l)	that the Directors of the Company acted or will act in accordance with the Corporations Act in approving the resolutions recorded in the Board Resolution and that all actions to be carried out by the Company pursuant to the Board Resolution are or will be in its commercial interests;

(m)	that appropriate further resolutions of the Board will be passed to approve the specific terms of any Rights to Shares as, and when, and if, they agreed;

(n)	that the Shares and any Rights to Shares when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the relevant securities maintained for this purpose, in each case in accordance with the relevant security or interest, the then operative Constitution of the Company and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

Mixed Martial Arts Group Limited	-4-	26 January 2026

(o)	that no agreement, document or obligation to or by which the Company (or its assets) is a party or bound and no injunction or other court order against or affecting the Company (or its assets) would be breached or infringed by the matters contemplated by the performance of the actions to be carried out pursuant to, or any other aspect of, the issue of the Shares or the Rights to Shares;

(p)	that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 2.1 or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 2.1 or any obligation therein or otherwise affect the opinions expressed in this opinion letter;

(q)	that the Company is and will at all relevant times remain in compliance with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions, exchange controls and human rights laws and regulations;

(r)	that there are no provisions of the laws of any jurisdiction outside the Commonwealth of Australia that would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside the Commonwealth of Australia may be relevant to this opinion letter, such laws have been and will be complied with.

4	Opinion

4.1	Based upon, and subject to, the foregoing assumptions and the qualifications set out in section 5 below, and having regard to such legal considerations as we consider relevant, we are of the opinion that:

(a)	the Company is a public limited company duly incorporated under the laws of the Commonwealth of Australia;

(b)	the Shares and Rights to Shares (including any Preferred Shares) will, when the names of the holders of such Shares or Rights to Shares are entered into the relevant register/s of members of the Company and subject to the receipt by the Company in cash of the aggregate issue price in respect of all the Shares or Rights to Shares (including any Preferred Shares) be validly issued;

(c)	the Resale Shares were fully paid and validly issued; and

(d)	the Company has the corporate capacity to enter into and deliver the agreements to issue the Shares and the Rights to Shares (including any Preferred Shares).

4.2	This opinion is strictly limited to the matters expressly stated in this paragraph 4 and is not to be construed as extending by implication to any other matter.

Mixed Martial Arts Group Limited	-5-	26 January 2026

5	Qualifications

5.1	The opinions expressed above are subject to the following qualifications:

(a)	for the purposes of giving this opinion letter, we have only examined and relied on those documents and enquiries referred to in paragraphs 2.1 and 2.2 respectively and made the Company Search. We have made no further enquiries concerning the Company of any other person or any other matter in connection with the giving of this opinion letter;

(b)	we have made no enquiry, and express no opinion, as to any matter of fact;

(c)	we express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the Registration Statement or the transactions contemplated thereby;

(d)	this opinion letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion

(e)	the Company Search is not conclusively capable of revealing whether or not:

(1)	a winding-up order has been made or a resolution passed for the winding up of a company;

(2)	an administration petition or order has been presented or made; and

(3)	a receiver, administrative receiver, administrator or liquidator has been appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced.

6	Law

6.1	This opinion letter and any non-contractual obligations arising out of or in connection with this opinion letter shall be governed by, and construed in accordance with, the laws of the Commonwealth of Australia as at the date of this opinion letter. Such choice of governing law is without prejudice to the requirements of the Securities Act

6.2	We express no opinion as to, and we have not investigated for the purposes of this opinion letter, the laws of any jurisdiction other than the Commonwealth of Australia.

7	Disclosure and reliance

7.1	This opinion letter is addressed to you in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

7.2	Other than for the purpose set out above in paragraph 7.1, this opinion letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

7.3	This opinion letter is given by QR Lawyers Pty Ltd and no partner, member or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

Yours faithfully

Patrick Gowans

QR LAWYERS PTY LTD